Exhibit 32.1

Certification of Chief Executive Officer
Under Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Daleco Resources Corporation (the “Company”) on Form 10-Q for the period ended December 31, 2008, I, Gary J. Novinskie, Interim Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 18, 2009	/s/ Gary J. Novinskie
Gary J. Novinskie
Interim Chief Executive Officer and President